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                                                                   Exhibit 10.10

                               EVANS NATIONAL BANK
                         EXECUTIVE LIFE INSURANCE PLAN

                                  INTRODUCTION

Evans National Bank (the "Bank") wishes to attract and retain highly qualified officers and directors. To further this objective, the Bank is willing to divide the death proceeds of certain life insurance policies which are owned by the Bank on the lives of the participating officers and directors with the designated beneficiaries.

                                    ARTICLE 1
                                   DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings specified:

"Affiliate" means Evans Bancorp, Inc. and any wholly owned subsidiary of Evans Bancorp, Inc. (other than the Bank) or the Bank.

"Base Annual Salary" means the current base annual salary of the Participant at the earliest of (1) the date of the Participant's death; (2) the date of the Participant's Disability; (3) the date the Participant's employment with the Bank terminates within two years after a Change in Control (except for Termination for Cause); (4) the date of the Participant's termination of employment on or after attaining Early Retirement Age; or (5) the Participant's Normal Retirement Date.

"Change in Control" means any one of the following events occurs:

     (a) Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation;

     (b) Acquisition of Significant Share Ownership: a report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company's voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

     (c) Change in Board Composition: during any period of two consecutive years, individuals who constitute the Company's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company's Board of Directors; provided, however, that for purposes of this clause (c) each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (b) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period; or

     (d) Sale of Assets: The Company sells to a third party all or substantially all of the Company's assets.

"Company" means Evans Bancorp, Inc., a New York corporation, and any successors thereto.

"Director" means a non-employee member of the Board of Directors of the Bank or an Affiliate.

"Disability" means the Participant's suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Participant, or by the Social Security Administration, to be a disability rendering the Participant totally and permanently disabled. The Participant must submit proof to the Bank of the carrier's or Social Security Administration's determination upon the request of the Bank.

"Early Retirement Age" means the Participant has attained an age such that the sum of the Participant's age and Years of Service (rounded up to the next full year) at termination totals at least 75.

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"Insured" means the individual whose life is insured.

"Insurer" means the insurance company issuing the life insurance policy on the life of the Insured.

"Normal Retirement Age" means the Participant attaining age 65.

"Normal Retirement Date" means the later of the Normal Retirement Age or the date that the Participant terminates or is terminated for any reason other than Termination for Cause.

"Participant" means an officer of the Bank or an Affiliate or a Director who is designated as a Participant in Appendix A to the Plan and elects in writing to participate in the Plan using the form attached hereto as Appendix B, and by signing a split dollar endorsement for the Policy under which he or she is the Insured.

"Policy" or "Policies" means the individual insurance policy or policies acquired by the Bank for purposes of insuring a Participant's life under this Plan.

"Plan" means this Evans National Bank Executive Life Insurance Plan.

"Terminated for Cause" or "Termination for Cause" shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar infractions) or a final cease-and-desist order.

"Years of Service" means the total number of twelve-month periods during which the Participant serves as an employee of the Bank.

                                    ARTICLE 2
                                 PARTICIPATION

2.1 PARTICIPATION. A Participant may commence participation in this Plan by executing an Election to Participate and a split dollar endorsement for each Policy. The split dollar endorsement shall bind the Participant and his or her beneficiaries, assigns and transferees, to the terms and conditions of this Plan.

2.2 TERMINATION OF PARTICIPATION. In the case of a Participant who is an officer of the Bank or an Affiliate, a Participant's rights under this Plan shall cease and his or her participation in this Plan shall terminate if any of the following events occur:

     (a)  If the Participant is Terminated for Cause;

     (b) If the Participant's employment is terminated prior to his Early Retirement Age for reasons other than Disability or following a Change in Control; or

     (c) If the Participant terminates employment due to Disability and thereafter becomes gainfully employed with an entity other than the Bank.

     In the case of a Participant who is a Director, participation shall terminate only upon Termination for Cause.

     In the event that the Bank decides to maintain the Policy after the Participant's termination of participation in the Plan, the Bank shall be the direct beneficiary of the entire death proceeds of the Policy.

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2.3  MAINTAINING THE POLICY AND ENDORSEMENT UNTIL DEATH. If any of the events listed below occur, the Bank shall maintain the Policy in full force and effect and, in no event, shall the Bank amend, terminate or otherwise abrogate the Participant's interest in the Policy, unless the Participant agrees pursuant to Section 8.1. The Bank may replace the Policy with a comparable insurance policy to cover the benefit provided under this Agreement if the Bank and Participant execute a new split dollar policy endorsement for a comparable benefit.

     (a) Disability. If the Participant's employment is terminated due to Disability, except as set forth in section 2.2(c) herein.

     (b) Retirement. If the Participant's employment is terminated on or after Early Retirement Age (except for Termination for Cause).

     (c) Change in Control. If the Participant's employment terminates within two years after a Change in Control (except for Termination for Cause).

                                    ARTICLE 3
                           POLICY OWNERSHIP/INTERESTS

3.1 PARTICIPANT'S INTEREST. With respect to each Policy, the Participant or the Participant's assignee shall have the right to designate the beneficiary of one of the following death benefits:

     (a) If the Participant is an officer of the Bank or an Affiliate and was first employed by the Bank or an Affiliate on or before May 2, 1992, the death benefit shall be 3.75 times the Participant's Base Annual Salary, less the Participant's $50,000 group term life insurance benefit under the Bank's group term life insurance policy.

     (b) If the Participant is an officer of the Bank or an Affiliate and was first employed by the Bank or an Affiliate after May 2, 1992, the death benefit shall be two times the Participant's Base Annual Salary, less the Participant's $50,000 group term life insurance benefit under the Bank's group term life insurance policy.

     (c) In the case of a Participant who is a Director, the death benefit shall be $200,000.

     The Participant shall also have the right to elect and change settlement options with the consent of the Bank and the Insurer to the extent of the Participant's death benefits.

3.2 BANK'S INTEREST. Except to the extent provided in Section 2.3, the Bank shall own the Policies and shall have the right to exercise all incidents of ownership except that the Bank shall not sell, surrender or transfer ownership of a Policy so long as a Participant has an interest in the Policy. With respect to each Policy, the Bank shall be the direct beneficiary of the remaining death proceeds of the Policy after the Participant's interest is determined according to section 3.1.

                                    ARTICLE 4
                                    PREMIUMS

4.1  PREMIUM PAYMENT. The Bank shall pay all premiums due on all Policies.

4.2 IMPUTED INCOME. The Bank shall annually impute income to each Participant in the minimum amount required under applicable federal tax law based on the net death benefit payable to the Participant's beneficiary during the calendar year.

                                    ARTICLE 5
                                   ASSIGNMENT

Any Participant may assign without consideration all interests in his or her Policy and in this Plan to any person, entity or trust. In the event a Participant shall transfer all of his or her interest in the Policy, then all of that Participant's interest in his or her Policy and in the Plan shall be vested in his or her transferee, who shall be substituted as a party hereunder, and that Participant shall have no further interest in his or her Policy or in this Plan.

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                                    ARTICLE 6
                                     INSURER

The Insurer shall be bound only by the terms of their corresponding Policy. Any payments the Insurer makes or actions it takes in accordance with a Policy shall fully discharge it from all claims, suits and demands of all persons relating to that Policy. The Insurer shall not be bound by the provisions of this Plan. The Insurer shall have the right to rely on the Bank's representations with regard to any definitions, interpretations, or Policy interests as specified under this Plan.

                                    ARTICLE 7
                            ADMINISTRATION AND CLAIM

Section 7.1 ADMINISTRATION.

     The administration of the Plan, the exclusive power to interpret it, and the responsibility for carrying out its provisions are vested in the Board, which may, at any time, by resolution of the Board, delegate such functions to a committee of the Board. The Board shall have the authority to resolve any question under the Plan. The determination of the Board as to the interpretation of the Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law.

Section 7.2 CLAIMS PROCEDURES.

     (a) Claims for benefits under the Plan shall be submitted in writing to the Chairman of the Board.

     (b) If any claim for benefits is wholly or partially denied, the claimant shall be given written notice within a reasonable period following the date on which the claim is filed, which notice shall set forth:

          (i)   the specific reason or reasons for the denial;

          (ii) specific reference to pertinent Plan provisions on which the denial is based;

          (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (iv)  an explanation of the Plan's claim review procedure.

     If the claim has not been granted and written notice of the denial of the claim is not furnished in a timely manner following the date on which the claim is filed, the claim shall be deemed denied for the purpose of proceeding to the claim review procedure.

     (c) The claimant or his authorized representative shall have 30 days after receipt of written notification of denial of a claim to request a review of the denial by making written request to the Chairman of the Board, and may review pertinent documents and submit issues and comments in writing within such 30-day period.

     (d) After receipt of the request for review, the Board shall, in a timely manner, render and furnish to the claimant a written decision, which shall include specific reasons for the decision and shall make specific references to pertinent Plan provisions on which it is based. Such decision by the Board shall not be subject to further review. If a decision on review is not furnished to a claimant, the claim shall be deemed to have been denied on review.

     (e) No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal or arbitrator for a claim for benefits under the Plan until the claimant has first exhausted the provisions set forth in this section.

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                                    ARTICLE 8
                           AMENDMENTS AND TERMINATION

8.1  AMENDMENT OR TERMINATION OF PLAN. Except as otherwise provided in sections
     2.3 and 8.2, the Bank may amend or terminate the Plan at any time.

8.2 AMENDMENT OR TERMINATION OF PLAN UPON CHANGE IN CONTROL. Notwithstanding the provisions of section 8.1, in the event of a Change in Control, the Bank, or its successor, shall maintain in full force and effect each Policy that is in existence on the date the Change in Control occurs and shall not terminate or otherwise abrogate a Participant's interest in the Policy. However, the Bank may replace the Policy with a comparable insurance policy to cover the benefit provided under this Plan to the Participant. This section 8.2 shall apply to all Participants in the Plan on the date the Change in Control occurs, including but not limited to (i) a retired Participant who has an interest in a Policy; (ii) a disabled Participant who has an interest in a Policy; and (iii) a Participant whose employment terminates within two years of a Change in Control.

                                    ARTICLE 9
                                  MISCELLANEOUS

9.1 BINDING EFFECT. This Plan in conjunction with each split dollar endorsement shall bind each Participant and the Bank, their beneficiaries, survivors, executors, administrators and transferees and any Policy beneficiary.

9.2 NO GUARANTEE OF EMPLOYMENT. This Plan is not an employment policy or contract. It does not give a Participant the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge a Participant. It also does not require a Participant to remain an employee nor interfere with a Participant's right to terminate employment at any time.

9.3 APPLICABLE LAW. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of New York, except to the extent preempted by federal law.

9.4 NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Plan by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his/her last known address as shown in the records of the Bank. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

9.5 ENTIRE AGREEMENT. This Plan constitutes the entire agreement between the Bank and the Participant as to the subject matter hereof. No rights are granted to the Participants by virtue of this Plan other than those specifically set forth herein.

9.6 DESIGNATED FIDUCIARY. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Bank shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

9.7 SEVERABILITY. If for any reason any provision of this Agreement is held invalid such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with the law, continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision, not held so invalid, and the rest of such provision, together with all other provisions of this Agreement shall, to the full extent consistent with the law, continue in full force and effect.

9.8 HEADINGS. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

9.9  EFFECTIVE DATE. The effective date of the Plan is April 1, 2003.

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                                   APPENDIX A

DIRECTORS

Phillip Brothman
Thomas H. Waring, Jr.
Robert W. Allen
William F. Barrett
James Biddle, Jr.
Laverne G. Hall
David M. Taylor

OFFICERS

James Tilley
William Glass
Mark DeBacker
Robert Miller, Jr.
Michael Noville
Jeffrey Werdein
Michael Schafer
Jeffrey White
Susan Herold
Katherine Allen
George Catalano
Howard Martin
Timothy Jachlewski
John Connerton
Mary Jo Shults
Ron Miller
Lou Atti
Fred Gould
Emily Hazlett

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                                   APPENDIX B

ELECTION TO PARTICIPATE

I,_____________________________________ , hereby elect to become a Participant in the Plan in accordance with Section 2.2 of the Plan. Additionally, I acknowledge that I have read the Plan document and agree to be bound by its terms.

Executed this ________ day of ______________, 2003.

_____________________________________
Participant

_____________________________________
Witness

Accepted by Evans National Bank:

By:__________________________________

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